Exhibit 99.1

Equity Residential Reports Third Quarter 2010 Results

Same Store Revenues Increase 1.3%;
Acquisitions of $549 million

CHICAGO--(BUSINESS WIRE)--October 27, 2010--Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2010. All per share results are reported on a fully-diluted basis.

“The recovery that began early in the year continued through the summer and delivered quarterly same store revenue growth for the first time since the fourth quarter of 2008,” said David J. Neithercut, Equity Residential’s President and CEO. “Continued strength in retention and rising rates for renewals and new leases combined with favorable demographics and supply limitations indicate that fundamentals in our core markets should remain strong for the foreseeable future.”

Third Quarter 2010

For the third quarter of 2010, the company reported earnings of $0.09 per share compared to $0.48 per share in the third quarter of 2009. The difference is due primarily to lower gains from property sales in 2010.

The company reported FFO (funds from operations) for the quarter at the high end of its guidance range and, as expected, positive quarter over quarter same store revenues and net operating income (NOI) for the first time in six quarters.

FFO for the quarter ended September 30, 2010 was $0.55 per share compared to $0.53 per share for the same period of 2009. The difference is due primarily to:

  the net positive impact of approximately $0.05 per share from lease-up activity, higher total NOI from the company’s same store portfolio and the volume and timing of 2010 transaction activity, partially offset by the negative impact of dilution from 2009 transaction activity;
  the negative impact of approximately $0.02 per share from the expenses and lost revenues resulting from the reconstruction of the Prospect Towers garage; and
  the net negative impact of approximately $0.01 per share due to lower interest and other income and certain other non-comparable items listed on page 24 of this release.

Nine Months Ended September 30, 2010

For the nine months ended September 30, 2010, the company reported earnings of $0.29 per share compared to $1.12 per share in the same period of 2009.

FFO for the nine months ended September 30, 2010 was $1.63 per share compared to $1.69 per share in the same period of 2009.

Same Store Results

On a same store third quarter to third quarter comparison, which includes 117,286 apartment units, revenues increased 1.3%, expenses increased 1.9% and NOI increased 0.9%.

On a same store sequential second quarter to third quarter comparison, which includes 120,931 apartment units, revenues increased 1.4%, expenses increased 2.5% and NOI increased 0.7%.

On a same store nine-month to nine-month comparison, which includes 116,775 apartment units, revenues decreased 1.0%, expenses increased 1.7% and NOI decreased 2.6%.

Acquisitions/Dispositions

During the third quarter of 2010, the company acquired six properties: one located in Los Angeles, one in San Diego, two in the San Francisco Bay Area and two in the Washington, D.C. Metro Area. The properties have a total of 1,955 apartment units and the aggregate purchase price was $548.9 million. Included in this total is the company’s previously announced acquisition of Vantage Pointe, a 679-unit property located in San Diego, California, that is in lease up and is currently 27% occupied. The company expects Vantage Pointe to have stabilized operations in its third year of ownership at a 7.0% yield on cost. The weighted average capitalization (cap) rate on the company’s acquisitions in the quarter, not including Vantage Pointe, was 5.2%.

Also during the third quarter, the company acquired three land parcels, located in the Washington, D.C. Metro Area, San Francisco Bay Area and Southeast Florida, for an aggregate purchase price of $42.3 million.

During the quarter, the company sold three consolidated properties, consisting of 426 apartment units, for an aggregate sale price of $26.1 million at a weighted average cap rate of 7.3% generating an unlevered internal rate of return (IRR), inclusive of management costs, of 10.6%.

Also during the quarter, the company sold the last of its interests in an institutional joint venture which held 24 unconsolidated properties consisting of 5,635 apartment units. The portfolio was valued in its entirety at $375.1 million, which results in an implied weighted average cap rate of 7.6%. The company sold its 25% equity interest to its partner and received, net of debt repayments, $25.4 million, of which $22.5 million was recorded as a gain on the sale of unconsolidated entities. This gain is included in net income but not in FFO and this sale is not part of the company’s guidance of $750.0 million of property sales for the year.

During the first nine months of 2010, the company acquired 14 properties, consisting of 4,164 apartment units, for an aggregate purchase price of $1.4 billion. Included in this total are the acquisitions of 425 Mass and Vantage Pointe, both of which are currently in lease up. The weighted average cap rate on the company’s acquisitions in the first nine months of 2010, not including 425 Mass and Vantage Pointe, was 5.5%.

During the first nine months of 2010, the company sold 11 consolidated properties, consisting of 2,437 apartment units, for an aggregate sale price of $172.0 million at a weighted average cap rate of 7.5% generating an unlevered IRR, inclusive of management costs, of 9.6%.

At-The-Market (ATM) Share Offering Program

During the third quarter of 2010, the company did not issue any common shares under its ATM Share Offering Program. The company has approximately 12.4 million shares available for issuance under this program and has not issued any such shares since January 14, 2010.

Debt Offering

On July 15, 2010, the company closed on a $600.0 million unsecured notes offering maturing July 15, 2020 with a coupon rate of 4.75% and an all-in effective interest rate of 5.09% including the effect of fees and the termination of certain interest rate hedges.

Fourth Quarter 2010 Guidance

The company has established an FFO guidance range of $0.56 to $0.60 per share for the fourth quarter of 2010.

Full Year 2010 Guidance

The company has revised its guidance for its full year 2010 same store operating performance and FFO results as well as other items listed on page 25 of this release. The changes to the full year same store and FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.0%	94.9%
Revenue change	(0.5%) to 0.0%	(0.25%)
Expense change	1.0% to 2.0%	1.5%
NOI change	(2.0%) to (0.5%)	(1.25%)

FFO per share	$2.14 to $2.20	$2.18 to $2.22

The difference between the midpoint of the previous FFO guidance range and the midpoint of the revised guidance range is due primarily to the impact on NOI from the company’s 2010 transaction activity and better than expected performance of properties in lease up.

Fourth Quarter 2010 Conference Call

Equity Residential expects to announce fourth quarter 2010 results on Wednesday, February 2, 2011 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, February 3, 2011.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 471 properties located in 18 states and the District of Columbia, consisting of 133,029 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, October 28, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2010	2009	2010	2009
REVENUES
Rental income	$1,517,302	$1,433,865	$525,228	$477,588
Fee and asset management	7,596	7,928	2,128	2,653

Total revenues	1,524,898	1,441,793	527,356	480,241

EXPENSES
Property and maintenance	386,518	363,354	135,000	122,305
Real estate taxes and insurance	175,491	158,306	61,189	54,579
Property management	60,548	56,457	19,401	18,725
Fee and asset management	4,364	5,916	704	1,931
Depreciation	500,173	428,751	173,642	144,165
General and administrative	31,035	30,476	10,224	9,881
Impairment	-	11,124	-	-

Total expenses	1,158,129	1,054,384	400,160	351,586

Operating income	366,769	387,409	127,196	128,655

Interest and other income	5,325	15,850	208	3,214
Other expenses	(9,513)	(2,228)	(3,487)	(1,922)
Interest:
Expense incurred, net	(353,652)	(360,021)	(122,854)	(121,166)
Amortization of deferred financing costs	(7,970)	(9,311)	(2,457)	(3,101)

Income (loss) before income and other taxes,
(loss) income from investments in unconsolidated
entities, net gain (loss) on sales of
unconsolidated entities and land parcels and
discontinued operations	959	31,699	(1,394)	5,680
Income and other tax (expense) benefit	(311)	(2,844)	(293)	(459)
(Loss) income from investments in unconsolidated entities	(735)	(2,372)	188	(151)
Net gain on sales of unconsolidated entities	28,101	6,718	22,544	3,959
Net (loss) on sales of land parcels	(1,161)	-	(1,161)	-
Income from continuing operations	26,853	33,201	19,884	9,029
Discontinued operations, net	70,918	301,517	9,942	134,336
Net income	97,771	334,718	29,826	143,365
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(4,167)	(18,119)	(1,231)	(7,699)
Preference Interests and Units	-	(9)	-	(2)
Partially Owned Properties	623	391	188	317
Net income attributable to controlling interests	94,227	316,981	28,783	135,981
Preferred distributions	(10,855)	(10,859)	(3,617)	(3,619)
Net income available to Common Shares	$83,372	$306,122	$25,166	$132,362

Earnings per share – basic:
Income from continuing operations available to Common Shares	$0.06	$0.08	$0.06	$0.02
Net income available to Common Shares	$0.30	$1.12	$0.09	$0.48
Weighted average Common Shares outstanding	281,867	272,966	282,717	273,658

Earnings per share – diluted:
Income from continuing operations available to Common Shares	$0.06	$0.08	$0.05	$0.02
Net income available to Common Shares	$0.29	$1.12	$0.09	$0.48
Weighted average Common Shares outstanding	299,031	289,518	300,379	290,215

Distributions declared per Common Share outstanding	$1.0125	$1.3025	$0.3375	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2010	2009	2010	2009

Net income	$97,771	$334,718	$29,826	$143,365
Adjustments:
Net (income) loss attributable to Noncontrolling Interests:
Preference Interests and Units	-	(9)	-	(2)
Partially Owned Properties	623	391	188	317
Depreciation	500,173	428,751	173,642	144,165
Depreciation – Non-real estate additions	(5,009)	(5,569)	(1,640)	(1,777)
Depreciation – Partially Owned and Unconsolidated Properties	(849)	656	(856)	225
Net (gain) on sales of unconsolidated entities	(28,101)	(6,718)	(22,544)	(3,959)
Discontinued operations:
Depreciation	1,522	22,736	377	5,487
Net (gain) on sales of discontinued operations	(69,538)	(274,933)	(9,285)	(129,135)
Net incremental gain (loss) on sales of condominium units	619	(450)	(12)	(785)

FFO (1) (2)	497,211	499,573	169,696	157,901
Preferred distributions	(10,855)	(10,859)	(3,617)	(3,619)

FFO available to Common Shares and Units – basic (1) (2)	$486,356	$488,714	$166,079	$154,282

FFO available to Common Shares and Units – diluted (1) (2)	$486,814	$489,183	$166,231	$154,436

FFO per share and Unit – basic	$1.65	$1.69	$0.56	$0.53

FFO per share and Unit – diluted	$1.63	$1.69	$0.55	$0.53

Weighted average Common Shares and
Units outstanding – basic	295,572	288,990	296,348	289,263

Weighted average Common Shares and
Units outstanding – diluted	299,427	289,922	300,773	290,616

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property.  FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States.  The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests - Operating Partnership".  Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS
Investment in real estate
Land	$4,093,508	$3,650,324
Depreciable property	15,161,007	13,893,521
Projects under development	499,037	668,979
Land held for development	290,819	252,320
Investment in real estate	20,044,371	18,465,144
Accumulated depreciation	(4,313,502)	(3,877,564)
Investment in real estate, net	15,730,869	14,587,580

Cash and cash equivalents	43,660	193,288
Investments in unconsolidated entities	-	6,995
Deposits – restricted	109,608	352,008
Escrow deposits – mortgage	19,632	17,292
Deferred financing costs, net	44,488	46,396
Other assets	138,572	213,956
Total assets	$16,086,829	$15,417,515

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$4,845,244	$4,783,446
Notes, net	5,185,283	4,609,124
Lines of credit	146,000	-
Accounts payable and accrued expenses	111,121	58,537
Accrued interest payable	71,374	101,849
Other liabilities	341,209	272,236
Security deposits	62,549	59,264
Distributions payable	102,653	100,266
Total liabilities	10,865,433	9,984,722

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	357,702	258,280

Equity:
Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,946,125 shares issued
and outstanding as of September 30, 2010 and 1,950,925
shares issued and outstanding as of December 31, 2009	208,653	208,773
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 283,971,112 shares issued
and outstanding as of September 30, 2010 and 279,959,048
shares issued and outstanding as of December 31, 2009	2,840	2,800
Paid in capital	4,503,250	4,477,426
Retained earnings	150,344	353,659
Accumulated other comprehensive (loss) income	(116,464)	4,681
Total shareholders' equity	4,748,623	5,047,339
Noncontrolling Interests:
Operating Partnership	106,531	116,120
Partially Owned Properties	8,540	11,054
Total Noncontrolling Interests	115,071	127,174
Total equity	4,863,694	5,174,513
Total liabilities and equity	$16,086,829	$15,417,515

Equity Residential
Portfolio Summary
As of September 30, 2010

					% of	Average
				% of	Stabilized	Rental
	Markets	Properties	Units	Total Units	NOI	Rate (1)

1	DC Northern Virginia	31	10,393	7.8%	11.8%	$ 1,777
2	New York Metro Area	27	7,800	5.9%	11.8%	2,760
3	South Florida	38	12,869	9.7%	8.6%	1,315
4	Boston	36	6,503	4.9%	7.9%	2,080
5	Los Angeles	37	7,688	5.8%	7.6%	1,694
6	Seattle/Tacoma	43	9,748	7.3%	6.4%	1,315
7	San Francisco Bay Area	35	6,784	5.1%	5.8%	1,625
8	San Diego	14	4,963	3.7%	5.6%	1,795
9	Phoenix	38	11,201	8.4%	4.8%	837
10	Denver	23	7,967	6.0%	4.7%	1,042
11	Suburban Maryland	21	5,782	4.4%	4.4%	1,334
12	Orlando	26	8,042	6.0%	4.1%	974
13	Inland Empire, CA	14	4,519	3.4%	3.4%	1,315
14	Orange County, CA	11	3,490	2.6%	3.3%	1,515
15	Atlanta	20	6,183	4.7%	2.9%	954
16	All Other Markets (2)	55	14,417	10.8%	6.9%	978

	Total	469	128,349	96.5%	100.0%	1,407

	Military Housing	2	4,680	3.5%	-	-

	Grand Total	471	133,029	100.0%	100.0%	$ 1,407

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of September 2010.

(2) All Other Markets - Each individual market is less than 2.0% of stabilized NOI.

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

Equity Residential

Portfolio as of September 30, 2010

		Properties		Units

Wholly Owned Properties		445		123,327
Partially Owned Properties:
Consolidated		24		5,022
Unconsolidated		-		-
Military Housing		2		4,680

		471		133,029

Portfolio Rollforward Q3 2010
($ in thousands)

				Purchase/
	Properties	Units		(Sale) Price	Cap Rate

6/30/2010	492	137,091

Acquisitions:
Rental Properties:
Consolidated - Stabilized	5	1,276		$348,900	5.2%
Consolidated - Not Stabilized (1)	1	679		$200,000
Land Parcels (three)	-	-		$42,300
Dispositions:
Rental Properties:
Consolidated	(3)	(426)		$(26,050)	7.3%
Unconsolidated (2)	(24)	(5,635)		$(375,129)	7.6%
Land Parcel (one)	-	-		$(4,000)
Configuration Changes	-	44

9/30/2010	471	133,029

Portfolio Rollforward 2010
($ in thousands)

				Purchase/
	Properties	Units		(Sale) Price	Cap Rate

12/31/2009	495	137,007

Acquisitions:
Rental Properties:
Consolidated - Stabilized	12	2,926		$1,031,501	5.5%
Consolidated - Not Stabilized (1)	2	1,238		$366,750
Land Parcels (four)	-	-		$54,300
Dispositions:
Rental Properties:
Consolidated	(11)	(2,437)		$(171,990)	7.5%
Unconsolidated (2)	(27)	(6,275)		$(417,779)	7.5%
Land Parcel (one)	-	-		$(4,000)
Condominium Conversion Properties	(1)	(2)		$(360)
Completed Developments	1	480
Configuration Changes	-	92

9/30/2010	471	133,029	(3)

(1)	EQR acquired one property in the third quarter of 2010 (Vantage Pointe) that was in the early stages of lease up and is expected to stabilize in its third year of ownership at a 7.0% yield on cost and acquired one unoccupied property in the second quarter of 2010 (425 Mass) that is expected to stabilize in its third year of ownership at an 8.5% yield on cost.

(2)	EQR owned a 25% interest in these unconsolidated rental properties. Sale price listed is the gross sale price. See the Partially Owned Entities schedule for additional discussion.

(3)	During the second quarter of 2010, EQR acquired the 75% equity interest it did not own in seven previously unconsolidated properties containing 1,811 units with a real estate value of $105.1 million at an implied cap rate of 8.4%. One of these properties was subsequently sold while the remaining properties continue to be included in the Company's portfolio counts above. See the Partially Owned Entities schedule for additional discussion.

Equity Residential

Third Quarter 2010 vs. Third Quarter 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 117,286 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q3 2010	$454,060	$173,051	$281,009	$1,360	95.0%	17.6%
Q3 2009	$448,409	$169,815	$278,594	$1,362	93.7%	18.5%

Change	$5,651	$3,236	$2,415	$(2)	1.3%	(0.9%)

Change	1.3%	1.9%	0.9%	(0.1%)

Third Quarter 2010 vs. Second Quarter 2010
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 120,931 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

Q3 2010	$480,110	$183,722	$296,388	$1,392	95.0%	17.7%
Q2 2010	$473,570	$179,269	$294,301	$1,375	95.1%	14.3%

Change	$6,540	$4,453	$2,087	$17	(0.1%)	3.4%

Change	1.4%	2.5%	0.7%	1.2%

September YTD 2010 vs. September YTD 2009
Same Store Results/Statistics
$ in thousands (except for Average Rental Rate) - 116,775 Same Store Units

	Results			Statistics
				Average
				Rental
Description	Revenues	Expenses	NOI (1)	Rate (2)	Occupancy	Turnover

YTD 2010	$1,338,659	$515,549	$823,110	$1,344	94.9%	43.7%
YTD 2009	$1,351,788	$506,910	$844,878	$1,375	93.7%	47.2%

Change	$(13,129)	$8,639	$(21,768)	$(31)	1.2%	(3.5%)

Change	(1.0%)	1.7%	(2.6%)	(2.3%)

(1)	The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Third Quarter 2010 vs. Third Quarter 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year's Quarter
			Q3 2010	Q3 2010	Q3 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	10.4%	$ 1,688	96.4%	4.3%	0.6%	6.1%	2.8%	1.4%
2	New York Metro Area	5,887	9.8%	2,623	96.4%	1.1%	2.1%	0.4%	(0.1%)	1.1%
3	South Florida	12,465	9.7%	1,304	94.2%	2.9%	(2.7%)	7.1%	1.7%	1.1%
4	Los Angeles	7,191	7.9%	1,698	94.8%	0.4%	1.9%	(0.4%)	(1.1%)	1.5%
5	Boston	6,021	7.8%	2,027	96.4%	2.8%	6.0%	0.9%	2.0%	0.7%
6	Seattle/Tacoma	8,540	6.7%	1,325	92.9%	(0.1%)	4.5%	(3.0%)	(1.9%)	1.7%
7	San Francisco Bay Area	6,239	6.4%	1,638	94.1%	(1.2%)	0.5%	(2.2%)	(2.5%)	1.2%
8	Denver	7,759	5.3%	1,045	95.7%	3.2%	3.6%	3.0%	1.5%	1.6%
9	Phoenix	10,647	5.1%	839	94.4%	0.7%	1.7%	0.0%	(2.7%)	3.2%
10	Orlando	8,042	4.8%	982	94.7%	(0.1%)	(1.3%)	0.7%	(1.0%)	0.9%
11	San Diego	4,103	4.6%	1,668	94.7%	0.7%	6.1%	(1.8%)	0.7%	0.1%
12	Suburban Maryland	4,823	3.8%	1,223	95.8%	3.7%	5.5%	2.7%	2.7%	0.9%
13	Inland Empire, CA	4,219	3.6%	1,317	94.4%	(1.3%)	3.0%	(3.6%)	(1.1%)	(0.3%)
14	Atlanta	5,979	3.3%	964	96.2%	0.1%	(0.2%)	0.4%	(1.4%)	1.5%
15	Orange County, CA	3,175	3.3%	1,510	95.2%	(1.7%)	1.9%	(3.4%)	(2.9%)	1.3%
16	All Other Markets	13,415	7.5%	975	95.0%	0.6%	2.8%	(1.0%)	(0.5%)	1.1%

	Total	117,286	100.0%	$ 1,360	95.0%	1.3%	1.9%	0.9%	(0.1%)	1.3%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
Third Quarter 2010 vs. Second Quarter 2010
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Quarter
			Q3 2010	Q3 2010	Q3 2010
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	New York Metro Area	6,797	11.3%	$2,865	96.4%	1.5%	(0.4%)	2.7%	1.4%	0.2%
2	DC Northern Virginia	9,327	10.9%	1,743	96.4%	2.2%	3.0%	1.9%	2.0%	0.2%
3	South Florida	12,465	9.3%	1,304	94.2%	1.5%	4.3%	(0.2%)	2.2%	(0.6%)
4	Boston	6,313	7.9%	2,050	96.3%	0.6%	1.8%	(0.1%)	(0.3%)	0.8%
5	Los Angeles	7,463	7.9%	1,707	94.7%	2.0%	1.8%	2.1%	1.3%	0.7%
6	Seattle/Tacoma	8,796	6.6%	1,335	92.9%	1.3%	2.4%	0.6%	2.7%	(1.3%)
7	San Francisco Bay Area	6,239	6.1%	1,638	94.1%	0.0%	1.9%	(1.1%)	1.2%	(1.1%)
8	Phoenix	11,201	5.1%	842	94.4%	1.0%	4.9%	(1.7%)	1.2%	(0.1%)
9	Denver	7,759	5.0%	1,045	95.7%	3.2%	9.9%	(0.2%)	3.0%	0.2%
10	Orlando	8,042	4.5%	982	94.7%	1.9%	3.3%	1.0%	1.6%	0.3%
11	San Diego	4,284	4.5%	1,674	94.5%	0.5%	1.7%	(0.2%)	0.8%	(0.4%)
12	Suburban Maryland	5,325	4.2%	1,280	95.6%	0.7%	2.5%	(0.3%)	0.7%	0.0%
13	Inland Empire, CA	4,219	3.4%	1,317	94.4%	0.2%	3.0%	(1.4%)	1.5%	(1.2%)
14	Orange County, CA	3,307	3.2%	1,514	95.2%	1.0%	(0.8%)	1.9%	0.7%	0.4%
15	Atlanta	5,979	3.2%	964	96.2%	2.1%	1.6%	2.5%	1.5%	0.6%
16	All Other Markets	13,415	6.9%	960	94.8%	(0.4%)	7.2%	(6.0%)	(1.2%)	0.7%

	Total	120,931	100.0%	$1,392	95.0%	1.4%	2.5%	0.7%	1.2%	(0.1%)

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential
September YTD 2010 vs. September YTD 2009
Same Store Results/Statistics by Market

						Increase (Decrease) from Prior Year
			Sept. YTD 10	Sept. YTD 10	Sept. YTD 10
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy

1	DC Northern Virginia	8,781	10.2%	$1,654	95.8%	2.1%	0.5%	2.9%	0.8%	1.2%
2	South Florida	12,465	9.8%	1,283	94.6%	1.3%	(1.1%)	3.0%	(0.1%)	1.3%
3	New York Metro Area	5,887	9.5%	2,586	95.9%	(2.7%)	5.3%	(7.6%)	(4.1%)	1.3%
4	Los Angeles	7,099	7.9%	1,683	94.6%	(2.2%)	0.4%	(3.5%)	(3.4%)	1.2%
5	Boston	6,021	7.9%	2,024	95.6%	2.3%	0.7%	3.4%	1.5%	0.7%
6	Seattle/Tacoma	8,473	6.7%	1,296	93.4%	(4.1%)	3.4%	(8.6%)	(5.2%)	1.1%
7	San Francisco Bay Area	6,239	6.6%	1,625	94.8%	(3.3%)	1.8%	(6.0%)	(4.9%)	1.6%
8	Denver	7,759	5.4%	1,021	95.4%	0.3%	2.5%	(0.9%)	(1.3%)	1.5%
9	Phoenix	10,647	5.3%	833	94.4%	(3.0%)	1.9%	(6.3%)	(4.8%)	1.8%
10	San Diego	4,103	4.7%	1,654	94.8%	0.5%	3.1%	(0.8%)	(0.5%)	0.9%
11	Orlando	7,690	4.5%	965	94.4%	(2.0%)	0.5%	(3.7%)	(3.3%)	1.3%
12	Suburban Maryland	4,823	3.8%	1,213	95.3%	2.7%	2.8%	2.6%	1.5%	1.1%
13	Inland Empire, CA	4,219	3.7%	1,304	94.8%	(2.4%)	1.1%	(4.2%)	(2.8%)	0.4%
14	Orange County, CA	3,175	3.3%	1,504	94.8%	(3.7%)	2.2%	(6.4%)	(4.6%)	0.9%
15	Atlanta	5,979	3.3%	955	95.8%	(2.9%)	2.1%	(6.7%)	(4.6%)	1.6%
16	All Other Markets	13,415	7.4%	964	95.0%	(0.9%)	1.7%	(2.8%)	(2.0%)	1.1%

	Total	116,775	100.0%	$1,344	94.9%	(1.0%)	1.7%	(2.6%)	(2.3%)	1.2%

(1)	Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

Equity Residential

Third Quarter 2010 vs. Third Quarter 2009
Same Store Operating Expenses
$ in thousands - 117,286 Same Store Units

					% of Actual
					Q3 2010
	Actual	Actual	$	%	Operating
	Q3 2010	Q3 2009	Change	Change	Expenses

Real estate taxes	$43,973	$45,936	$(1,963)	(4.3%)	25.4%
On-site payroll (1)	42,324	40,414	1,910	4.7%	24.4%
Utilities (2)	26,954	26,050	904	3.5%	15.6%
Repairs and maintenance (3)	26,974	25,866	1,108	4.3%	15.6%
Property management costs (4)	18,253	16,591	1,662	10.0%	10.5%
Insurance	5,637	5,634	3	0.1%	3.3%
Leasing and advertising	4,460	4,694	(234)	(5.0%)	2.6%
Other operating expenses (5)	4,476	4,630	(154)	(3.3%)	2.6%

Same store operating expenses	$173,051	$169,815	$3,236	1.9%	100.0%

September YTD 2010 vs. September YTD 2009
Same Store Operating Expenses
$ in thousands - 116,775 Same Store Units

					% of Actual
					YTD 2010
	Actual	Actual	$	%	Operating
	YTD 2010	YTD 2009	Change	Change	Expenses
Real estate taxes	$135,169	$137,170	$(2,001)	(1.5%)	26.2%
On-site payroll (1)	125,363	122,276	3,087	2.5%	24.3%
Utilities (2)	80,692	79,099	1,593	2.0%	15.7%
Repairs and maintenance (3)	77,346	74,262	3,084	4.2%	15.0%
Property management costs (4)	53,814	50,016	3,798	7.6%	10.4%
Insurance	16,785	16,774	11	0.1%	3.3%
Leasing and advertising	11,823	12,240	(417)	(3.4%)	2.3%
Other operating expenses (5)	14,557	15,073	(516)	(3.4%)	2.8%

Same store operating expenses	$515,549	$506,910	$8,639	1.7%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)	Repairs and maintenance - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)	Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other operating expenses - Includes administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

Equity Residential

Debt Summary as of September 30, 2010
(Amounts in thousands)
								Weighted
							Weighted	Average
							Average	Maturities
					Amounts (1)	% of Total	Rates (1)	(years)

Secured					$4,845,244	47.6%	4.84%	8.4
Unsecured					5,331,283	52.4%	4.95%	4.7

	Total				$10,176,527	100.0%	4.90%	6.4

Fixed Rate Debt:
Secured - Conventional					$3,885,690	38.2%	5.75%	7.0
Unsecured - Public/Private					4,373,624	43.0%	5.80%	5.3

	Fixed Rate Debt				8,259,314	81.2%	5.77%	6.1

Floating Rate Debt:
Secured - Conventional					353,892	3.5%	2.50%	3.5
Secured - Tax Exempt					605,662	5.9%	0.50%	20.6
Unsecured - Public/Private					811,659	8.0%	1.73%	1.6
Unsecured - Revolving Credit Facility					146,000	1.4%	0.67%	1.4

	Floating Rate Debt				1,917,213	18.8%	1.39%	7.7

Total					$10,176,527	100.0%	4.90%	6.4

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2010.

Note: The Company capitalized interest of approximately $10.2 million and $28.7 million during the nine months ended September 30, 2010 and 2009, respectively. The Company capitalized interest of approximately $2.3 million and $7.7 million during the quarters ended September 30, 2010 and 2009, respectively.

Debt Maturity Schedule as of September 30, 2010
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average
	Fixed		Floating				on Fixed	Rates on
Year	Rate (1)		Rate (1)		Total	% of Total	Rate Debt (1)	Total Debt (1)

2010	$4,087		$17,812		$21,899	0.2%	7.35%	3.39%
2011	999,622	(2)	741,382	(3)	1,741,004	17.1%	5.43%	3.69%
2012	774,807		184,537	(4)	959,344	9.4%	5.68%	4.85%
2013	270,415		312,160		582,575	5.7%	6.75%	4.91%
2014	562,456		22,054		584,510	5.8%	5.32%	5.25%
2015	358,167		-		358,167	3.5%	6.40%	6.40%
2016	1,150,352		-		1,150,352	11.3%	5.35%	5.35%
2017	1,355,863		456		1,356,319	13.4%	5.87%	5.87%
2018	80,782		44,677		125,459	1.2%	5.73%	4.28%
2019	801,786		20,766		822,552	8.1%	5.49%	5.37%
2020+	1,900,977		573,369		2,474,346	24.3%	5.68%	4.54%

Total	$8,259,314		$1,917,213		$10,176,527	100.0%	5.77%	4.88%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2010.

(2)	Includes $482.5 million face value of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Includes the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(4)	Includes $146.0 million outstanding on the Company's unsecured revolving credit facility. As of September 30, 2010, there was approximately $1.2 billion available on this facility.

Equity Residential
Unsecured Debt Summary as of September 30, 2010
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

Fixed Rate Notes:
	6.950%	03/02/11		$93,096	$404	$93,500
	6.625%	03/15/12		253,858	(275)	253,583
	5.500%	10/01/12		222,133	(438)	221,695
	5.200%	04/01/13	(1)	400,000	(296)	399,704
Fair Value Derivative Adjustments			(1)	(300,000)	-	(300,000)
	5.250%	09/15/14		500,000	(244)	499,756
	6.584%	04/13/15		300,000	(496)	299,504
	5.125%	03/15/16		500,000	(291)	499,709
	5.375%	08/01/16		400,000	(1,082)	398,918
	5.750%	06/15/17		650,000	(3,433)	646,567
	7.125%	10/15/17		150,000	(457)	149,543
	4.750%	07/15/20		600,000	(4,464)	595,536
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(2)	482,545	(6,936)	475,609

				4,391,632	(18,008)	4,373,624

Floating Rate Notes:
		04/01/13	(1)	300,000	-	300,000
Fair Value Derivative Adjustments			(1)	11,659	-	11,659
Term Loan Facility	LIBOR+0.50%	10/05/11	(3)(4)	500,000	-	500,000

				811,659	-	811,659

Revolving Credit Facility:	LIBOR+0.50%	02/28/12	(3)(5)	146,000	-	146,000

Total Unsecured Debt				$5,349,291	$(18,008)	$5,331,283

(1)	$300.0 million in fair value interest rate swaps converts a portion of the 5.200% notes due April 1, 2013 to a floating interest rate.

(2)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(3)	Facilities are private. All other unsecured debt is public.

(4)	Represents the Company's $500.0 million term loan facility, which originally matured on October 5, 2010. Effective April 12, 2010, the Company exercised the first of its two one-year extension options. As a result, the maturity date is now October 5, 2011 and there is one remaining one-year extension option exercisable by the Company.

(5)	Represents amount outstanding on the Company's unsecured revolving credit facility which matures on February 28, 2012. As of September 30, 2010, there was approximately $1.2 billion available on this facility.

Equity Residential

Selected Unsecured Public Debt Covenants

	September 30,	June 30,
	2010	2010

Total Debt to Adjusted Total Assets (not to exceed 60%)	49.9%	48.9%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	23.8%	24.1%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.43	2.54

Total Unsecured Assets to Unsecured Debt	238.5%	251.6%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Equity Residential

Capital Structure as of September 30, 2010
(Amounts in thousands except for share/unit and per share amounts)

	Secured Debt				$4,845,244	47.6%
	Unsecured Debt				5,331,283	52.4%

Total Debt					10,176,527	100.0%	41.4%

	Common Shares (includes Restricted Shares)		283,971,112	95.3%
	Units (includes OP Units and LTIP Units)		13,859,444	4.7%

Total Shares and Units			297,830,556	100.0%
Common Share Equivalents (see below)			392,697

Total outstanding at quarter-end			298,223,253
Common Share Price at September 30, 2010			$47.57
					14,186,480	98.6%
Perpetual Preferred Equity (see below)					200,000	1.4%

Total Equity					14,386,480	100.0%	58.6%

Total Market Capitalization					$24,563,007		100.0%

Convertible Preferred Equity as of September 30, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares	Value	Per Share	Amount	Rate	Ratio	Equivalents

Preferred Shares:
7.00% Series E (1)	11/1/98	323,666	$8,091	$1.75	$567		1.1128	360,176
7.00% Series H (1)	6/30/98	22,459	562	1.75	39		1.4480	32,521

Total Convertible Preferred Equity		346,125	$8,653		$606	7.00%		392,697

(1)				Both the Series E and the Series H Preferred Shares have been called for redemption effective November 1, 2010.

Perpetual Preferred Equity as of September 30, 2010
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate

Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720

Total Perpetual Preferred Equity		1,600,000	$200,000		$13,865	6.93%

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q310	YTD Q309	Q310	Q309

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	281,867,105	272,965,818	282,717,105	273,658,165
Shares issuable from assumed conversion/vesting of:
- OP Units	13,704,927	16,023,881	13,631,198	15,604,484
- long-term compensation award shares/units	3,458,727	527,805	4,031,120	952,568

Total Common Shares and Units - diluted	299,030,759	289,517,504	300,379,423	290,215,217

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	281,867,105	272,965,818	282,717,105	273,658,165
OP Units - basic	13,704,927	16,023,881	13,631,198	15,604,484

Total Common Shares and OP Units - basic	295,572,032	288,989,699	296,348,303	289,262,649
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	396,098	404,004	393,724	400,489
- long-term compensation award shares/units	3,458,727	527,805	4,031,120	952,568

Total Common Shares and Units - diluted	299,426,857	289,921,508	300,773,147	290,615,706

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	283,971,112	276,147,420
Units (includes OP Units and LTIP Units)	13,859,444	14,432,942

Total Shares and Units	297,830,556	290,580,362

Equity Residential
Partially Owned Entities as of September 30, 2010
(Amounts in thousands except for project and unit amounts)

	Consolidated				Unconsolidated
	Development Projects
	Held for				Institutional
	and/or Under	Completed			Joint
	Development	and Stabilized	Other	Total	Ventures (4)

Total projects (1)	-	4	20	24	-

Total units (1)	-	1,302	3,720	5,022	-

Operating information for the nine months
ended 9/30/10 (at 100%):
Operating revenue	$3,507	$18,946	$41,885	$64,338	$44,179
Operating expenses	3,032	7,069	14,974	25,075	22,036

Net operating income	475	11,877	26,911	39,263	22,143
Depreciation	-	9,174	11,125	20,299	11,189
General and administrative/other	52	107	34	193	141

Operating income	423	2,596	15,752	18,771	10,813
Interest and other income	21	8	20	49	73
Other expenses	(342)	-	(493)	(835)	-
Interest:
Expense incurred, net	(2,382)	(4,804)	(15,258)	(22,444)	(16,482)
Amortization of deferred financing costs	-	(566)	(172)	(738)	(573)

(Loss) before income and other taxes
and discontinued operations	(2,280)	(2,766)	(151)	(5,197)	(6,169)
Income and other tax (expense) benefit	(30)	-	(24)	(54)	(153)
Net gain on sales of discontinued operations	711	-	7,997	8,708	9,967

Net (loss) income	$(1,599)	$(2,766)	$7,822	$3,457	$3,645

Debt - Secured (2):
EQR Ownership (3)	$154,324	$275,600	$221,858	$651,782	$-
Noncontrolling Ownership	-	-	80,111	80,111	-

Total (at 100%)	$154,324	$275,600	$301,969	$731,893	$-

(1) Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development and Lease-Up Projects schedule for more detail.

(2) All debt is non-recourse to the Company with the exception of $14.0 million in mortgage debt on various development projects.

(3) Represents the Company's current economic ownership interest.

(4) On April 30, 2010, the Company acquired the 75% equity interest it did not own in seven previously unconsolidated properties containing 1,811 units in exchange for an approximate $30.0 million payment to its partner. In addition, the Company repaid the net $70.0 million mortgage loan, which was to mature on May 1, 2010, concurrent with closing using proceeds drawn from the Company's line of credit. The total consideration paid by the Company represents an implied 8.4% cap rate. During the third quarter of 2010, the Company sold its 25% equity interest in the remaining 24 unconsolidated properties containing 5,635 units in exchange for an approximate $25.4 million payment from its partner and the related $264.8 million in non-recourse mortgage debt was extinguished by the partner at closing. The total consideration received by the Company represents an implied 7.6% cap rate. As of September 30, 2010, the Company no longer held an interest in these unconsolidated institutional joint ventures.

Equity Residential
Consolidated Development and Lease-Up Projects as of September 30, 2010
(Amounts in thousands except for project and unit amounts)

					Total Book
			Total	Total	Value Not							Estimated	Estimated
		No. of	Capital	Book Value	Placed in		Total		Percentage	Percentage	Percentage	Completion	Stabilization
Projects	Location	Units	Cost (1)	to Date	Service		Debt		Completed	Leased	Occupied	Date	Date

Projects Under Development - Wholly Owned:
Red 160 (formerly Redmond Way)	Redmond, WA	250	$84,382	$73,731	$73,731		$-		96%	60%	48%	Q1 2011	Q1 2012
Westgate	Pasadena, CA	480	170,558	147,260	147,260		163,160	(2)	91%	67%	60%	Q2 2011	Q2 2012
500 West 23rd Street (formerly 10 Chelsea) (5)	New York, NY	111	55,555	19,171	19,171		-		12%	-	-	Q4 2011	Q4 2012
Savoy III	Aurora, CO	168	23,856	4,753	4,753		-		3%	-	-	Q3 2012	Q2 2013

Projects Under Development - Wholly Owned		1,009	334,351	244,915	244,915		163,160

Projects Under Development - Partially Owned:
The Brooklyner (formerly 111 Lawrence Street)	Brooklyn, NY	490	280,868	253,581	253,581		136,627		98%	80%	79%	Q4 2010	Q3 2011

Projects Under Development - Partially Owned		490	280,868	253,581	253,581		136,627

Projects Under Development		1,499	615,219	498,496	498,496		299,787	(3)

Completed Not Stabilized - Wholly Owned (4):
Third Square (formerly 303 Third)	Cambridge, MA	482	257,457	256,492	-		-			94%	93%	Completed	Q4 2010
70 Greene (formerly 77 Hudson)	Jersey City, NJ	480	269,958	267,036	-		-			94%	92%	Completed	Q4 2010
Reunion at Redmond Ridge	Redmond, WA	321	53,175	53,151	-		-			87%	84%	Completed	Q1 2011
425 Mass (6)	Washington, D.C.	559	166,750	166,750	-		-			50%	46%	Completed	Q1 2012
Vantage Pointe (6)	San Diego, CA	679	200,000	200,000	-		-			28%	27%	Completed	Q3 2012

Projects Completed Not Stabilized - Wholly Owned		2,521	947,340	943,429	-		-

Projects Completed Not Stabilized		2,521	947,340	943,429	-		-

Completed and Stabilized During the Quarter - Partially Owned:
Montclair Metro	Montclair, NJ	163	46,230	45,972	-		34,686			99%	97%	Completed	Stabilized

Projects Completed and Stabilized During the Quarter - Partially Owned		163	46,230	45,972	-		34,686

Projects Completed and Stabilized During the Quarter		163	46,230	45,972	-		34,686

Total Projects		4,183	$1,608,789	$1,487,897	$498,496	(7)	$334,473

Land Held for Development		N/A	N/A	$290,819	$290,819		$17,697

									Total Capital	Q3 2010
NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS									Cost (1)	NOI
Projects Under Development									$615,219	$2,216
Completed Not Stabilized									947,340	4,110
Completed and Stabilized During the Quarter									46,230	598
Total Development NOI Contribution									$1,608,789	$6,924

(1)	Total capital cost represents estimated development cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)	Debt is primarily tax-exempt bonds that are entirely outstanding, with $25.4 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits – restricted" in the consolidated balance sheets at September 30, 2010.

(3)	Of the approximately $116.7 million of capital cost remaining to be funded at 9/30/10 for projects under development, $50.6 million will be funded by fully committed third party bank loans and the remaining $66.1 million will be funded by cash on hand.

(4)	Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

(5)	500 West 23rd Street - The land under this development is subject to a long term ground lease.

(6)	The Company acquired these completed development projects prior to stabilization and has begun/continued lease-up activities.

(7)	Total book value not placed in service excludes $0.5 million of construction-in-progress related to the reconstruction of the Prospect Towers garage.

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2010
(Amounts in thousands except for unit and per unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures

										Building
	Total		Avg.		Avg.		Avg.	Replacements	Avg.	Improvements	Avg.		Avg.		Grand	Avg.
	Units (1)	Expense (2)	Per Unit	Payroll (3)	Per Unit	Total	Per Unit	(4)	Per Unit	(5)	Per Unit	Total	Per Unit		Total	Per Unit

Same Store Properties (6)	116,775	$ 77,346	$ 662	$ 61,825	$ 530	$ 139,171	$ 1,192	$ 54,840	$ 469	$ 37,577	$ 322	$ 92,417	$ 791	(9)	$ 231,588	$ 1,983

Non-Same Store Properties (7)	11,574	6,306	757	4,645	557	10,951	1,314	2,409	289	3,595	431	6,004	720		16,955	2,034

Other (8)	-	-		1,638		1,638		292		246		538			2,176

Total	128,349	$ 83,652		$ 68,108		$ 151,760		$ 57,541		$ 41,418		$ 98,959			$ 250,719

(1)	Total Units - Excludes 4,680 military housing units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)	Repairs and Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $23.0 million spent on various assets related to unit renovations/rehabs (primarily kitchens and baths) designed to reposition these assets for higher rental levels in their respective markets.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2009, less properties subsequently sold.

(7)	Non-Same Store Properties - Primarily includes all properties acquired during 2009 and 2010, plus any properties in lease-up and not stabilized as of January 1, 2009. Per unit amounts are based on a weighted average of 8,336 units.

(8)	Other - Primarily includes expenditures for properties sold during the period.

(9)	For 2010, the Company estimates that it will spend approximately $1,075 per unit of capital expenditures for its same store properties inclusive of unit renovation/rehab costs, or $825 per unit excluding unit renovation/rehab costs.

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Nine Months Ended		Quarter Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES
Rental income	$7,296	$90,113	$1,914	$21,018

Total revenues	7,296	90,113	1,914	21,018

EXPENSES (1)
Property and maintenance	2,942	29,420	310	7,456
Real estate taxes and insurance	1,078	9,565	223	2,209
Depreciation	1,522	22,736	377	5,487
General and administrative	26	29	10	4

Total expenses	5,568	61,750	920	15,156

Discontinued operating income	1,728	28,363	994	5,862

Interest and other income	360	16	-	3
Interest (2):
Expense incurred, net	(659)	(1,372)	(318)	(352)
Amortization of deferred financing costs	(11)	(335)	(8)	(293)
Income and other tax (expense) benefit	(38)	(88)	(11)	(19)

Discontinued operations	1,380	26,584	657	5,201
Net gain on sales of discontinued operations	69,538	274,933	9,285	129,135

Discontinued operations, net	$70,918	$301,517	$9,942	$134,336

(1)	Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2)	Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

Equity Residential
FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Guidance Reconciliations

			FFO Reconciliations
			Guidance Q3 2010
			to Actual Q3 2010
			Amounts	Per Share

Guidance Q3 2010 FFO - Diluted (1) (2)			$160,355	$0.534
Property NOI			4,685	0.015
Interest expense			2,642	0.009
Property acquisition costs (other expenses)			(531)	(0.002)
Other			(920)	(0.003)

Actual Q3 2010 FFO - Diluted (1) (2)			$166,231	$0.553

Non-Comparable Items (3)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2010	2009	Variance	2010	2009	Variance

Impairment	$-	$(11,124)	$11,124	$-	$-	$-
Prospect Towers garage loss:
Lost revenues (rental income)	(835)	-	(835)	(835)	-	(835)
Expenses (real estate taxes and insurance)	(3,538)	-	(3,538)	(3,538)	-	(3,538)
Insurance/litigation settlement proceeds (interest and other income)	5,192	171	5,021	-	-	-
Debt extinguishment gains (interest and other income)	-	4,455	(4,455)	-	2,435	(2,435)
Gain on sale of investment securities (interest and other income)	-	4,943	(4,943)	-	-	-
Write-off of pursuit costs (other expenses)	(3,512)	(1,973)	(1,539)	(1,450)	(1,811)	361
Property acquisition costs (other expenses)	(6,001)	(255)	(5,746)	(2,037)	(111)	(1,926)
Non-cash convertible debt discount (includes extinguishment write-offs)	(5,835)	(7,165)	1,330	(1,945)	(2,140)	195
Debt extinguishment costs (interest):
Prepayment premiums/penalties	(158)	(35)	(123)	(158)	-	(158)
Write-off of unamortized deferred financing costs	(1,004)	(2,328)	1,324	(75)	(893)	818
Write-off of unamortized premiums/(discounts)/(OCI)	324	(758)	1,082	324	-	324
EQR 25% share of unconsolidated defeasance costs
((loss) from investments in unconsolidated entities)	-	(1,775)	1,775	-	-	-
Net (loss) on sales of land parcels	(1,161)	-	(1,161)	(1,161)	-	(1,161)
Net incremental gain (loss) on sales of condominium units	619	(450)	1,069	(12)	(785)	773
Other	(1,057)	(2,490)	1,433	(537)	(822)	285

Net non-comparable items (3)	$(16,966)	$(18,784)	$1,818	$(11,424)	$(4,127)	$(7,297)

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Earnings Guidance and Assumptions

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2010 Earnings Guidance (per share diluted)

	Q4 2010	2010

Expected FFO (1) (2)	$0.56 to $0.60	$2.18 to $2.22

2010 Same Store Assumptions

Physical occupancy		94.9%
Revenue change		(0.25%)
Expense change		1.50%
NOI change		(1.25%)

(Note: 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2010 Transaction Assumptions

Consolidated rental acquisitions		$1.5 billion
Consolidated rental dispositions		$750.0 million
Capitalization rate spread		110 basis points

2010 Debt Assumptions

Weighted average debt outstanding		$9.8 billion to $9.9 billion

Weighted average interest rate (reduced for capitalized
interest and including prepayment penalties)		4.86%
Interest expense		$476.3 million to $481.1 million

Note:	Debt guidance assumes no additional debt offerings beyond the $600.0 million unsecured offering that closed on 7/15/10 but does include approximately $7.8 million of interest expense for the requirement to expense the implied option value inherent in convertible debt. The terms of the Company's debt covenants do not include this charge as interest expense.

2010 Other Guidance Assumptions

General and administrative expense		$41.0 million
Interest and other income		$5.0 million to $6.0 million
Other expenses (write-off of pursuit and property acquisition costs)		$11.0 million to $12.0 million
Income and other tax expense		$1.0 million
Net gain (loss) on sales of land parcels		No additional amounts budgeted
Preferred share redemption charges		$0.0 million
Equity ATM share offerings		No additional amounts budgeted
Weighted average Common Shares and Units - Diluted		300.1 million

Note: See page 26 for definitions, footnotes and reconciliations of EPS to FFO.

Equity Residential
Additional Reconciliations
(Amounts in thousands except per share data)
(All per share data is diluted)

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 24 and 25

				Expected	Expected
		Expected Q3 2010		Q4 2010	2010
		Amounts	Per Share	Per Share	Per Share

	Expected Earnings - Diluted (4)	$35,202	$0.117	$0.70 to $0.74	$0.99 to $1.03
	Add: Expected depreciation expense	175,048	0.583	0.57	2.23
	Less: Expected net gain on sales (4)	(49,895)	(0.166)	(0.71)	(1.04)

	Expected FFO - Diluted (1) (2)	$160,355	$0.534	$0.56 to $0.60	$2.18 to $2.22

Definitions and Footnotes for Pages 24 and 25

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling  Interests - Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)

Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)

Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2010 and Third Quarter 2010 Same Store Properties:

		Nine Months Ended September 30,		Quarter Ended September 30,
		2010	2009	2010	2009

Operating income		$366,769	$387,409	$127,196	$128,655
Adjustments:
	Non-same store operating results	(71,635)	(10,870)	(28,629)	(3,385)
	Fee and asset management revenue	(7,596)	(7,928)	(2,128)	(2,653)
	Fee and asset management expense	4,364	5,916	704	1,931
	Depreciation	500,173	428,751	173,642	144,165
	General and administrative	31,035	30,476	10,224	9,881
	Impairment	-	11,124	-	-

Same store NOI		$823,110	$844,878	$281,009	$278,594

CONTACT:
Equity Residential
Marty McKenna, 312/928-1901